UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

TRISALUS LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39813	85-3009869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6272 W. 91st Ave., Westminster, Colorado	80031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 321-5212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLSI	Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	TLSIW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

On April 30, 2024 (the “Closing Date”), TriSalus Life Sciences, Inc., a Delaware corporation (the “Company”) and TriSalus Operating Life Sciences, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Borrower”) entered into a Credit Agreement (the “Credit Agreement”), by and between the Company, as parent, the Borrower, as borrower, OrbiMed Royalty & Credit Opportunities IV, LP, a Delaware limited partnership (the “Initial Lender”), as a lender, and each other lender that may from time to time become a party thereto (each, including the Initial Lender, and together with their affiliates, successors, transferees and assignees, the “Lenders”), and OrbiMed Royalty & Credit Opportunities IV, LP, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). The Credit Agreement provides for a five-year senior secured credit facility in an aggregate principal amount of up to $50 million (the “Loan Facility”), of which (i) $25 million was made available on the Closing Date (the “Initial Commitment Amount”) and (ii) up to $10 million will be made available on or prior to June 30, 2025 and up to $15 million will be made available on or prior to December 31, 2025, in each case, subject to the satisfaction of certain revenue requirements (such additional commitment amounts, the “Delayed Draw Commitment Amount”). The term loan will mature on April 30, 2029. On April 30, 2024, the Borrower borrowed the Initial Commitment Amount, resulting in gross proceeds to the Borrower of $25 million.

Subject to certain exceptions, obligations under the Credit Agreement are required to be guaranteed by the subsidiaries of the Company, including any future subsidiaries. The obligations under the Credit Agreement are secured by all or substantially all of the assets of the Company, the Borrower and the subsidiary guarantors. If, until the maturity date of the Loan Facility, the Borrower’s net revenue attributable to the TriNav® infusion system does not equal or exceed the applicable amount for such period as set forth in the Credit Agreement, then the Borrower will be required to repay in equal monthly installments the outstanding principal amount of the Loan Facility, together with a repayment premium and other fees. The Borrower will be required to repay amounts outstanding under the Loan Facility in full immediately upon an acceleration as a result of an event of default as set forth in the Credit Agreement, together with a repayment premium and other fees.

During the term of the Loan Facility, interest payable in cash by the Borrower will accrue on any outstanding balance due under the Loan Facility at a rate per annum equal to the higher of (x) the SOFR rate (which is the forward-looking term rate for a one-month tenor based on the secured overnight financing rate administered by the CME Group Benchmark Administration Limited) and (y) 4.00% plus, in either case, 8.50%. For the first fifteen months after the Closing Date, the Borrower will have the option to accrue interest of up to 3.50% as payable in kind. At all times on and after the date any event of default occurs, until such event of default is no longer continuing, the Loan Facility will bear interest at a rate of 4.00% in excess of the otherwise applicable rate of interest. If any portion of the Loan Facility is repaid prior to the maturity date, then the Borrower will pay a prepayment premium with respect to such portion of the Loan Facility equal to (i) during the first year after such portion’s funding, 3.0% of the principal amount of such portion plus an amount equal to the remaining scheduled payments of interest on such portion through the 12 month anniversary of such portion’s funding; (ii) during the second year after such portion’s funding, 3.0% of the principal amount of such portion; (iii) during the third year after such portion’s funding, 2.0% of the principal amount of such portion; and (iv) during the fourth year after such portion’s funding, 1.0% of the principal amount of such portion. After the 48-month anniversary of the funding of any portion of the Loan Facility, there will be no prepayment premium with respect to such portion. In addition, the Borrower will pay certain other fees with respect to the Loan Facility, including a commitment fee, an unused fee on the undrawn portion of the Loan Facility, an administration fee and an exit fee, as well as certain other fees and expenses of the Administrative Agent and the Lenders.

The Credit Agreement contains customary events of default, including, but not limited to, nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty; failure to perform or observe covenants; cross-defaults with certain other indebtedness; bankruptcy and insolvency events; material monetary judgment defaults; impairment of any material definitive loan documentation; other material adverse effects; key permit and other regulatory events; and change of control. Upon the occurrence of an event of default (subject to notice and grace periods), obligations under the Credit Agreement could be accelerated.

The Credit Agreement also contains a number of customary representations, warranties and covenants that, among other things, will limit or restrict the ability of the Company and its subsidiaries to (subject to certain qualifications and exceptions): create liens and encumbrances; incur additional indebtedness; merge, dissolve, liquidate or consolidate; make acquisitions, investments, advances or loans; dispose of or transfer assets; pay dividends or make other payments in respect of their capital stock; amend certain material documents; redeem or repurchase certain debt; engage in certain transactions with affiliates; and enter into certain restrictive agreements. In addition, the Borrower will be required to at all times maintain unrestricted cash and cash equivalents that are subject to a first-priority perfected security interest in favor of the Administrative Agent in an amount equal to or greater than (i) $5,000,000 prior to March 31, 2025 and (ii) $10,000,000 on and after March 31, 2025.

On the Closing Date, the Company issued to the Initial Lender a warrant (the “Initial Warrant”) to purchase 130,805 shares of the Company’s common stock, determined by dividing 5% of the Initial Commitment Amount by the 10-day volume weighted average sale price of the Company’s common stock as of the issue date (the “VWAP”), with an exercise price per share of $9.5562, the 10-day VWAP as of the issuance date. On each of the closings of the Delayed Draw Commitment Amounts, if any, the Company agreed to issue to the Initial Lender warrants (the “Subsequent Warrants” and collectively, with the Initial Warrant, the “Warrants”) to purchase a number of shares determined by dividing 5% of each Delayed Draw Commitment Amount, respectively, by the 10-day VWAP as of the applicable issuance date. The exercise price for each Subsequent Warrant will be equal to the 10-day VWAP as of the issuance date of such Warrant. Each Warrant will have a term of 7 years from its applicable issuance date. The Warrants contain customary participation rights and share and price-based adjustment provisions.

The foregoing description of the terms of the Credit Agreement and the Warrants are not intended to be complete and are qualified in their entirety by reference to the Credit Agreement and the Warrant, which the Company expects to file as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

Registration Rights Agreement

On the Closing Date, concurrently and in connection with the execution of the Credit Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Lender pursuant to which the Initial Lender will have certain customary registration rights. The Company will be required to prepare and file a resale registration statement (the “Initial Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register the resale of shares of the Company’s common stock issuable upon exercise of the Initial Warrant within 45 days following the Closing Date. The Company will also be required to prepare and file a resale registration statement (the “Subsequent Registration Statement” and collectively, with the Initial Registration Statement, the “Registration Statements”) with the SEC to register the resale of shares of the Company’s common stock issuable upon the exercise of each Subsequent Warrant and not covered by an existing effective Registration Statement within 30 days after the issuance of such Subsequent Warrant. For each Registration Statement, the Company must use its reasonable best efforts to cause the Registration Statement to be declared effective, but in any event (x) no later than the 5th trading day following the date the SEC notifies the Company that it will not review the Registration Statement and (y) no later than the 90th day following the filing of the Registration Statement in the event that the SEC reviews the Registration Statement. The rights granted to the Initial Lender under the Registration Rights Agreement continue until such time as (A) such shares underlying the Warrants have been disposed of pursuant to an effective Registration Statement, (B) such shares are sold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”), (C) the Initial Lender or its successor or assign is able to dispose of all of the shares registered on such Registration Statement without restriction or limitation pursuant to Rule 144 and all restrictive legends and stop transfer instructions have been removed with respect to such shares or (D) the expiration date of the Warrants.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, which the Company expects to file as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above regarding the Warrants is incorporated by reference into this Item 3.02. The issuance of shares of the Company’s common stock underlying the Warrants will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder. The Warrants and the underlying shares of the Company’s common stock have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 7.01 Regulation FD Disclosure.

On April 30, 2024, the Company issued a press release announcing the borrowing under the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release of TriSalus Life Sciences, Inc., dated April 30, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriSalus Life Sciences, Inc.

Date: April 30, 2024	/s/ Sean Murphy
Sean Murphy
Chief Financial Officer